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                                                                      EXHIBIT 23
                                                                    (Form 10 -K)





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; (2) the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan; (3) the Registration Statement (Post Effective Amendment No. 1 to Form S-4 Form S-8 No. 333-86569 dated December 22, 1999) pertaining to the F&M Bancorporation, Inc. stock option plans; (4) the Registration Statement (Form S-8 No. 333-40100 dated June 26,
2000) pertaining to the Citizens Banking Corporation All-Employee Stock Option Plan; (5) the Registration Statement (Form S-8 No. 333-86326 dated April 16,
2002) pertaining to Citizens Banking Corporation Stock Compensation Plan; (6) the Registration Statement (Post Effective Amendment No. 1 to Form S-8 No. 33-61197 dated February 24, 2003) pertaining to the Citizens Banking Corporation Stock Plan for Directors; and (7) Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-104472 dated June 9, 2003), pertaining to the registration of $125,000,000 of subordinated notes, of our report dated January 16, 2003 with respect to the consolidated financial statements of Citizens Banking Corporation incorporated by reference in Amendment No. 1 of the Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP
---------------------
Ernst & Young LLP


Detroit, Michigan
June 4, 2003